Specimen

              Certificate                                Number of
                Number                                    Shares
                  1                                        800

                               Van Kampen Merritt
                Trust for Investment Grade Florida Municipals
                   Organized as a Massachusetts Business Trust
                            Auction Preferred Shares
                         $50,000 Liquidation Preference

                                                            Cusip No.

         This certifies that Cede & Co. is the owner of eight hundred (800) fully paid and non-assessable preferred shares of beneficial interest, par value $.01 per shares, liquidation preference $50,000 per share, designated Auction Preferred Shares, of Van Kampen Merritt Trust For Investment Grade Florida Municipals (the "Fund") transferable only on the books of the Fund by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

         In witness whereof the said Fund has caused this Certificate to be signed by its duly authorized officer and its corporate seal to be hereunto affixed this 10th day of June, A.D. 1992.

 Bankers Trust Company                   Van Kampen Merritt Trust
  As Registrar and                         For Investment Grade
   Transfer Agent                          Florida Municipals

(illegible signature)      (illegible signature)     (illegible signature)
--------------------       --------------------      --------------------
Authorized Signature            President             Assistant Secretary

         TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE CERTIFCATE OF VOTE OF THE FUND AND IN THE MASTER PURCHASER'S LETTER, COPIES OF WHICH ARE FILED WITH THE SECRETARY OF THE FUND.

         THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR

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OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH IT IS
AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE FUND.

         NOTICE IS HEREBY GIVEN THAT THIS CERTICATE REPRESENTING THE AUCTION PREFERRED SHARES, AND TOHE OBLIGATIONS ARISING OUT OF THE ISSUANCE AND SALE OF THE AUCTION PREFERED SHARES, ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

         For value received, ______________ does hereby sell, assign and transfer unto __________________ shares of the Auction Preferred Shares, represented by the within Certificate, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said shares of beneficial interest on the books of the within named Fund with full power of substitution in the premises.

Dated: ___________, 19

In presence of

_____________________________________    __________________________________